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                                                                   Exhibit 10.15


                             FIRSTMERIT CORPORATION

                              AMENDED AND RESTATED
                       DIRECTOR DEFERRED COMPENSATION PLAN
                            Effective January 1, 2001

                                    ARTICLE 1

                            PURPOSES AND DEFINITIONS

1.1 PURPOSES. The purposes of the Plan are (i) to provide Directors with flexibility with respect to the form and timing of Compensation, (ii) to more closely align the interests of Directors with the interests of the Corporation's shareholders, and (iii) to assist the Corporation in attracting and retaining qualified individuals to serve as Directors.

1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

         (a) "ACCOUNT" means a Cash Account, a Deferred Benefit Account or a Stock Account.

         (b)      "BOARD" means the Board of Directors of the Corporation.

         (c) "BUSINESS DAY" means a day, except for a Saturday, Sunday or a legal holiday.

         (d) "CASH ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5(a).

         (e) "CASH CREDIT" means a credit to a Participant's Cash Account, expressed in whole dollars and fractions thereof.

         (f) "CLOSING PRICE" means the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

         (g)      "COMMITTEE" means the Compensation Committee of the Board.

         (h) "COMMON STOCK" means the common stock, no par value, of the Corporation.

         (i)      "CORPORATION" means FirstMerit Corporation.

         (j) "COMPENSATION" means all fees payable to a Director for services to the Corporation and/or a Subsidiary as a director, including retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, as established by the Board from time to time, but excluding reimbursements for expenses.


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         (k)      "DEFERRED BENEFIT ACCOUNT" means a deferred benefit account established for a Participant under the Directors' Deferred Fee Plan before July 1, 1996.

         (l) "DIRECTORS' DEFERRED FEE PLAN" means the FirstMerit Corporation Directors' Deferred Fee Plan.

         (m) "DIRECTOR" means any individual serving on the Board or on the board of directors of a Subsidiary, who is not an employee of the Corporation or any Subsidiary, or any individual serving as a Community Board Advisor (or like designation).

         (n) "PARTICIPANT" means a Director who is a participant in the Plan, or a former Director who has an Account.

         (o) "PLAN" means the FirstMerit Corporation Director Deferred Compensation Plan.

         (p) "PLAN YEAR" means the calendar year, except that for the 1996 Plan Year, it means the six-month period beginning July 1, 1996 and ending December 31, 1996.

         (q) "REAMORTIZATION DATE" means the date on which benefit payments are recalculated to account for changes in investment performance or interest rates. This date shall be the last business day of October, effective on January 1 of the next Plan Year.

         (r) "STOCK ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5(b).

         (s) "STOCK CREDIT" means a credit to a Participant's Stock Account, calculated pursuant to Section 2.5(b).

         (t) "STATED INTEREST RATE" means, with respect to any calendar month, two percentage points over the average of the composite yield on Moody's Average Corporate Bond Yield for the month of October immediately preceding the Plan Year as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Corporation. The Committee shall establish the Stated Interest Rate effective as of January 1 of each Plan Year, which, once established, shall be used for all interest determinations during such Plan Year.

         (u)      "SUBSIDIARY" means a subsidiary of the Corporation.

         (v) "VALUATION DATE" means the last business day of the month in which termination occurs.




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                                    ARTICLE 2

                            PARTICIPATION IN THE PLAN

2.1      ELIGIBILITY. All Directors shall participate in the Plan.

2.2      CURRENT COMPENSATION.

         (a) To the extent that a Director or first time nominee for Director has not timely elected, pursuant to Section 2.3, to defer receipt of Compensation payable to him during a Plan Year, such Director or first time nominee may irrevocably elect, in increments of fifty percent (50%), to receive current Compensation either in cash or in whole shares of Common Stock (and cash for any fractions of a share). Any such election must be made in writing and delivered to the Committee prior to December 15, 1995 with respect to the 1996 Plan Year and thereafter prior to July 1 of any Plan Year effective as of January 1 of the immediately succeeding Plan Year; provided that in the case of a first time nominee for Director, such election must be so made and delivered not later than six months in advance of the first date in such Plan Year as of which such Compensation will be paid. Absent such a timely election, a Director or first time nominee for Director shall be deemed to have elected to receive such Compensation entirely in cash.

         (b) The number of shares of Common Stock payable to a Director pursuant to an election under Section 2.2(a) shall be equal to the number of shares of Common Stock that could have been purchased with the amount of Compensation that would otherwise have been paid to the Director in cash at the Closing Price of shares of Common Stock on the day such Compensation would otherwise have been so paid. The balance of such Compensation, if any, shall be paid to the Director in cash.

         (c) A Director may, pursuant to Section 2.2(a), file a new current Compensation election or revoke a prior current Compensation election each Plan Year effective as of July 1 of the immediately succeeding Plan Year. If no new election or revocation of a prior election is made prior to July 1 of any Plan Year, the election or deemed election in effect for such Plan Year shall continue to be effective and irrevocable for the immediately succeeding Plan Year.

2.3      DEFERRED COMPENSATION.

         (a)      (i)      A Director may irrevocably elect to defer receipt, in
                           increments of twenty-five percent (25%), of Compensation payable to him during the immediately succeeding Plan Year. Such election must be made in writing an delivered to the Committee prior to December 15, 1995 with respect to the 1996 Plan Year and thereafter prior to July 1 of any Plan Year effective as of January 1 of the immediately succeeding Plan Year.





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                  (ii)     A first time nominee for Director may irrevocably
                           elect to defer receipt, in increments of twenty-five percent (25%), of Compensation payable to him on or after July 1 of the Plan Year in which he first becomes a Director. Such election must be made in writing and delivered to the Committee prior to the date on which such nominee becomes a Director.

         (b) A Director may, pursuant to Section 2.3(a)(i), file a new deferred Compensation election or revoke a prior deferred Compensation election each Plan Year applicable to the immediately succeeding Plan Year. If no new election or revocation of a prior election is made prior to July 1 of any Plan Year, the election, if any, in effect for such Plan Year shall continue to be effective and irrevocable for the immediately succeeding Plan Year. If a Director does not timely elect to defer Compensation payable to him during a Plan Year, all such Compensation shall be paid directly to such Director in accordance with Section 2.2.

2.4 ALLOCATION OF DEFERRED COMPENSATION. A Participant may irrevocably elect to initially allocate all or a portion, in increments of twenty-five (25%), of his deferred Compensation to a Cash Account, a Stock Account, or a combination of both such Accounts. Any such allocation shall be specified in the election made pursuant to Section 2.3; provided, however, that in the case of a first time nominee for Director, such election must be so made and delivered not later than six months in advance of the first date in such Plan Year as of which such Compensation would otherwise be paid. Absent such a timely election, a Participant shall be deemed to have elected to allocate such deferred Compensation to his Cash Account. Deferred Compensation allocated to a Cash Account or Stock Account shall result in Cash Credits or Stock Credits, respectively.

2.5      ACCOUNTS.

         (a) The Cash Account of a Participant shall be credited, as of the day the deferred Compensation otherwise would have been paid to such Participant, with Cash Credits equal to the dollar amount of such deferred Compensation and shall be reduced, as of the day that any amount is distributed or transferred therefrom, by Cash Credits equal to the amount of such distribution or transfer. As of the last day of each calendar month, the Participant's Cash Account shall be credited with additional Cash Credits in an amount equal to the product of the average daily balance in his Cash Account during such month (determined after adjustment for any deferred Compensation credited thereto and any amount distributed or transferred therefrom as of each day in such month) and an interest rate equal to the Stated Interest Rate.

         (b) The Stock Account of a Participant shall be credited, as of the day the deferred Compensation otherwise would have been paid to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such deferred Compensation at the



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                  Closing Price of shares of Common Stock on the day as of which such Stock Account is so credited and shall be reduced as of the day that any amount is distributed or transferred therefrom by the number of Stock Credits attributable to such distribution or transfer.

         (c) As of the date any dividend is paid to holders of shares of Common Stock, the Participant's Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of shares of Common Stock on such date, with the amount that would have been paid as dividends on that number of shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant's Stock Account as of the record date of such dividend. In the case of dividends paid in stock, the amount of the dividend shall be deemed to be the fair market value of the stock at the time of the payment thereof, as determined in good faith by the Committee.

         (d) No Compensation payable to a Director after June 30, 1996 may be deferred to a Deferred Benefit Account. As of July 1, 1996, Deferred Benefit Account balances will be converted to Cash Credits to the Participants' Cash Accounts, or Stock Credits to Participant's Stock Accounts, as elected by the Participant. The amount of such Cash Credits and Stock Credits shall be determined in accordance with Sections 2.5(a), 2.5(b) and 2.5(c), respectively, as if the converted amounts constituted deferred Compensation on the date of such conversion. Such election must be in writing and delivered to the Committee prior to December 15, 1995 and shall be irrevocable. Absent such a timely election, a Participant's Deferred Benefit Account balance shall be automatically converted to Cash Credits.

         (e) A Participant shall be one hundred percent (100%) vested in his Accounts at all times.

2.6      DISTRIBUTIONS UPON TERMINATION.

         (a) Distribution of a Participant's Account shall be made or commence in accordance with such Participant's election within thirty (30) days following the Valuation Date, unless the Participant has elected a later month.

         (b) A Participant may elect to receive his Accounts in monthly installments not to exceed one hundred twenty (120) separate installments or in a single, lump sum distribution. The Stock Credits allocated to a Participant's Stock Account shall be distributed in whole shares of Common Stock. If the Participant's Stock Account includes a fractional Stock Credit, the number of Stock Credits in the Participant's Stock Account shall be increased to the next highest whole number by transferring from the Participant's Cash Account an amount equal to 1 minus the fractional Stock Credit in the Participant's Stock Account multiplied by the Closing Price of shares of Common Stock on the date that the distribution is to commence. The Participant's Cash Account, as adjusted pursuant to the



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                  preceding sentence, may be paid either in cash or in whole shares of Common Stock (and cash for any fractions of a share) or in combination of both, in increments of twenty-five percent (25%). The Committee shall distribute such Accounts in accordance with such election or, if no such election is made, in a single, lump sum distribution of Common Stock with respect to the Stock Credits allocated to the Participant's Stock Account and cash equal to the Cash Credits allocated to the Participant's Cash Account, in each case adjusted as provided in the third sentence of this Section 2.6(b).

         (c) Monthly cash installments shall be reamortized annually on the Reamortization Date. The Cash Account will be reamortized based on the Stated Interest Rate.

         (d)      (i)   With respect to distributions from the Participant's
                        Stock Account, the Participant shall receive one (1) share of Common Stock with respect to each Stock Credit
                        (including any Stock Credits resulting from a transfer pursuant to the second sentence in Section 2.6(d)(ii)) allocated to his Stock Account after his Stock Account is adjusted in accordance with the third sentence of
                        Section 2.6(b).

                  (ii) In the event of an election or deemed election by the Participant to receive all or a portion of his Cash Account in cash, the Participant shall, to the extent of such election or deemed election, receive an amount in cash equal to the current balance in such Cash Account after his Cash Account is adjusted in accordance with the third sentence of Section 2.6(b). In the event of an election by the Participant to receive all or a portion of his Cash Account in shares of Common Stock, the Participant shall be deemed to have irrevocably elected to transfer from his Cash Account to his Stock Account the number of Stock Credits equal to the number of shares of Common Stock (including fractions of a share ) that could have been purchased with the value of the applicable percentage (as elected by the Participant) of the Cash Account at the Closing Price of shares of Common Stock on the effective date of such transfer.

         (e)      (i)   The amount of a monthly cash installment with respect
                        to a Participant's Cash Account shall be equal to the product of the current balance in such Cash Account on the Valuation Date and/or the Reamortization Date and a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments elected minus the number of installments previously paid.

                  (ii) The number of shares of Common Stock to be distributed from a Participant's Stock Account with respect to a monthly installment shall be determined by calculating the product of the current number of Stock Credits attributable to such Stock Account and a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments elected minus the number of installments previously paid and rounding such product to the next lowest whole number of Stock Credits. The final installment shall be equal to the balance of the undistributed Stock Credits in the Participant's Stock Account.





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                  (iii) All monthly installments shall commence within thirty
                        (30) days after the Valuation Date and shall continue on the same day of each succeeding month until all installments have been paid.

         (f) A Participant's elections referred to in this Section 2.6 must be in writing and delivered to the Committee with such Participant' s election to defer Compensation pursuant to
                  Section 2.3(a). A Participant may at any time not less than one year prior to the date as of which the distribution of such Participant's Accounts is made or commences change such elections pursuant to an election in writing delivered to the Committee, which election shall be irrevocable during such one-year period.

         (g) Notwithstanding any other provision of this Plan, if the Participant's Account is five thousand dollars ($5,000) or less on the Valuation Date, or when the Account balance is reduced to five thousand dollars ($5,000) as a result of reamortization and/or payout, the benefit, or the remaining account balance, shall be paid in a single, lump sum distribution.

2.7      IN-SERVICE DISTRIBUTIONS.

         (a) In-Service Withdrawal. A Participant may elect to withdraw all or a portion of his Accounts in a single sum or in substantially equal annual installments of the Accounts amortized over a period of up to five (5) years. If a Participant elects to withdraw all of his Accounts, the amount to be distributed in installment payments shall be redetermined in the same manner as that set forth in Section 2.6(e), as of January 1 of each year in which an installment is to be received, based on the remaining Account Balances, as adjusted for gains and losses, and the remaining number of installment payments. Adjustments for investment gains and losses shall continue on the undistributed Account Balances. Any such election must be in writing and delivered to the Committee not less than one (1) year in advance of the payment date; provided, however, that if the Participant's service on the Board terminates prior to the payment date, such election shall be deemed automatically revoked. Unlike an accelerated distribution, there is no penalty for an in-service withdrawal.


         (b) Accelerated Distribution. A Participant may elect to receive, upon written request to the Committee, a single-sum distribution of more than $10,000, or if less, the entire balance held in his Accounts, from the Participant's Accounts as of the end of the calendar month prior to the month in which the Committee receives the written request. The amount requested by the Participant under this Section shall be paid in a single sum within thirty (30) days following the receipt of the notice by the Committee from the Participant. The Participant shall permanently forfeit ten percent (10%) of the amount requested and the Participant shall not be eligible to participate in the Plan or to receive an accelerated distribution for a period of one (1) year from the date of distribution. The Company shall


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                  have no obligation to the Participant or his beneficiary with respect to such forfeited amount.

2.8      DISTRIBUTION UPON DEATH.

         (a) Notwithstanding any other provision of this Plan, upon the death of a Participant, amounts attributable to his Deferred Benefit Account shall be distributed in the manner provided in any election or elections with respect thereto filed by the Participant.

         (b) Notwithstanding any other provisions of this Plan, upon the death of a Participant, the Committee shall pay all of such Participant's Cash Account and Stock Account to the person, persons, or entity designated by the Participant. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designations by written notice to the Committee. If there is no beneficiary designation or if such persons shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 2.8(b) shall be made as soon as practicable following the end of the month in which the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later.

         (c) The number of shares of Common Stock to be distributed pursuant to Section 2.8(b) from the Participant's Stock Account shall be equal to the number of Stock Credits with which such Stock Account is credited on the last Business Day of the month immediately preceding the month of such Participant's death. If the Participant's Stock Account includes a fractional Stock Credit, the number of Stock Credits in the Participant's Stock Account shall be increased to the next highest whole number by transferring from the Participant's Cash Account an amount equal to 1 minus the fractional Stock Credit in the Participant's Stock Account multiplied by the Closing Price of shares of Common Stock on the date that the distribution is to commence.

         (d) In the event of the death of the primary beneficiary, the secondary beneficiary shall receive a lump sum of the remainder of the benefit.

2.9 WITHHOLDING TAXES. The Corporation may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local income taxes required to be withheld with respect to such payment or delivery. Each Director shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Corporation withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Director in cash. Shares so withheld shall be valued at the Closing Price on the regular Business Day immediately preceding the date such shares would otherwise be transferred hereunder.




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                                    ARTICLE 3

                                  THE COMMITTEE

3.1 AUTHORITY. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

3.2 ELECTIONS, NOTICES. All elections and notices required to be provided to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

3.3 AGENTS. The Committee may appoint an individual or individuals to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

3.4 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

3.5      INDEMNITY OF COMMITTEE. The Corporation has entered into
         Indemnification Agreements with each of the members of the Committee protecting them against such claims, losses damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except as otherwise indicated in such Agreement.

                                    ARTICLE 4

                                SHARES AVAILABLE


4.1 NUMBER. One Hundred Thousand (100,000) shares of Common Stock are available for issuance under the Plan in accordance with the provisions hereof and such other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Corporation if, in the opinion of counsel for the Corporation, such shareholder approval is required. Stock Credits to participant's Stock Accounts shall be applied to reduce the maximum number of


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         shares of Common Stock remaining available under the Plan. Shares of
         Common Stock issuable under the Plan may be taken either from authorized but unissued or treasury shares, as determined by the Corporation.

4.2 ADJUSTMENTS. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of shares of Common Stock available under Section 4.01 and the number of Stock Credits with which each Participant's Stock Account is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of shares of Common Stock available under Section 4.01 and the number of Stock Credits with which each Participant's Stock Account is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant's Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant's Stock Account then is credited, and the number of shares of Common Stock available under Section 4.01 shall be similarly adjusted. If in such a consolidation or merger, holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participants' Stock Accounts.

                                    ARTICLE 5

                                  MISCELLANEOUS

5.1 UNFUNDED PLAN. No promise hereunder shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of such promises. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation. Notwithstanding the foregoing, the Corporation may, but is not obligated to, establish a grantor trust (the "Trust") for purposes of segregating assets necessary to satisfy the Corporation's obligations under this Plan. All amounts contributed to the Trust shall remain subject to the claims of the Corporation's creditors in the event of the Corporation's insolvency (as defined in the Trust document) until paid to the Participant or his beneficiaries in such manner and at such times as specified in this Plan. It is the intention of the Corporation that the Trust shall constitute an unfunded arrangement and shall not affect the status of this Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974


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         and for tax purposes. Participants shall have no control or incidence of ownership with respect to the assets contributed to the Trust by the Corporation.

5.2 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.3 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

5.4 GOVERNING LAW. This Plan shall be governed by the laws of the State of Ohio, without regard to the conflict of law provisions thereof.

5.5 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his rights with respect to Cash Credits or Stock Credits credited prior to such termination, amendment or modification, without his consent. Notwithstanding the foregoing, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Credits shall not be amended more than once every six months (other that as may be necessary to conform to any applicable changes in the Internal Revenue Code of 1986, as amended or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3 (or any successor provisions) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

5.6 SUCCESSORS AND HEIRS. The Plan and any properly executed elections hereunder shall be binding upon the Corporation and Participants, and upon any assignee or successor in interest to the Corporation and upon the heirs, legal representatives and beneficiaries of any Participant.

5.7 STATUS AS SHAREHOLDERS. Stock Credits are not, and do not constitute, shares of Common Stock, and no right as a holder of shares of Common Stock shall devolve upon a Participant unless and until such shares are issued to the Participant.

5.8 RIGHTS. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided.

5.9 USE OF TERMS. The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.




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5.10     STATEMENT OF ACCOUNTS. Each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Accounts under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

5.11 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of Compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

5.12 PLAN CONSTRUCTION. Anything in this Plan to the contrary notwithstanding, is the intent of the Corporation that all transactions under the Plan satisfy the applicable requirements of Rule 16b-3 so that a Director who is or becomes a member of a committee administering stock compensation plans of the Corporation will be "disinterested" as defined in Rule 16b-3 for purposes of administering such plans, will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability thereunder. To the extent any provision of the Plan, action by the Committee or election by a Director fails to so comply, it shall be deemed null and void to the extent permitted by law.

5.13 HEADINGS NOT PART OF PLAN. Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan.

5.14 STOCKHOLDER APPROVAL; EFFECTIVE DATE. This Plan has been approved by the Board and became effective as of January 1, 1996, due to the approval of this Plan by the stockholders of the Corporation at the Annual Shareholders Meeting in 1996. The Plan was amended and restated in November, 1996, and July, 1997, by the Board to make certain administrative changes to the Plan. The Plan was amended and restated effective as of January 1, 2001 to eliminate the option of receiving distributions from Participant's Stock Accounts in the form of cash and to modify the provisions dealing with in-service distributions.






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